Exhibit 99.1

MEDIA:	INVESTORS:
Chris Keenan Aradigm (510) 265-9370	Joe Dorame RCG Capital Markets Group, Inc. (480) 675-0400

ARADIGM CORPORATION REPORTS
FIRST QUARTER 2003 FINANCIAL RESULTS

HAYWARD, Calif., April 24, 2003 — Aradigm Corporation (Nasdaq: ARDM) today announced financial results for the first quarter of 2003 ended March 31, 2003.

The company reported contract revenues for the quarter of $7.7 million compared to $8.1 million for the same period in 2002. Revenues were primarily derived from the collaboration agreements with Novo Nordisk A/S to develop the AERx® Diabetes Management System, and three other contracts to evaluate the use of AERx technology. Total operating expenses for the first quarter were $15.7 million compared to $16.8 million for the same quarter 2002. The Company reported net loss applicable to common shareholders for the first quarter 2003 of $7.9 million, or $0.22 per share, compared with a loss of $8.5 million, or $0.29 per share, for the same period in 2002.

“During the first quarter 2003, we focused on strengthening the company and furthering the development of our eight partner funded programs,” said Richard Thompson, President and Chief Executive Officer of Aradigm. “The recent completion of our $15 million private placement financing is both a welcome investment and a significant accomplishment in a challenging economic environment. We are pleased to have added to our available cash such that we can expect to implement our plans this year and next.”

Capital expenditures for the quarter were $1.3 million, a majority of which represented scheduled purchases related to scale-up of the commercial production facility.

“This quarter focused on the implementation of cash management initiatives combined with our ongoing streamlining of our internal resources directed at partner funded programs.” said V. Bryan Lawlis, Chief Operating Officer of Aradigm. “We believe that with these programs in place our targeted $2 million per month burn rate is achievable and sustainable for the near term.”

As of March 31, 2003, cash, cash equivalents and all investments totaled approximately $36.2 million.

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Aradigm Corporation • 3929 Point Eden Way • Hayward, CA 94545 • 510.265.9000 • fax 510.265.0277

RECENT HIGHLIGHTS

•	The company announced the publication of two clinical studies of the AERx Diabetes Management System. These studies were in patients with asthma and smokers and were published in the March issue of Diabetes Care, one of the peer-reviewed journals of the American Diabetes Association. Results from these studies showed the AERx System was safe, well tolerated, and achieved reproducible dosing.

•	Aradigm announced the completion of a $15 million private placement of common stock and warrants with a select group of investors with shareholder approval received during a special meeting on March 7, 2003. Funds raised from this round of financing will be used to further partnered development projects and enhance the commercial manufacturing scale-up process.

•	The company announced the promotion of Dr. Stephen Farr to Senior Vice President and Chief Scientific Officer. In his eight years with Aradigm, Dr. Farr has held several positions, most recently Vice President Research and Development. Prior to joining Aradigm, Dr. Farr had a distinguished academic career at the Welsh School of Pharmacy, Cardiff University, United Kingdom. Dr. Farr’s new role expands on his previous position that will have him taking a greater role in future developments of Aradigm’s technology.

Annual Meeting of Shareholders

Aradigm will hold its Annual Meeting of Shareholders on Thursday, May 15, 2003. The meeting will begin at 9:00 am local time (Pacific Time) at Aradigm’s corporate headquarters located at 3929 Point Eden Way in Hayward, California. All shareholders are cordially invited to attend. Additional information can be found in the News and Events/ Upcoming Events section of www.aradigm.com or by contacting Chris Keenan of Aradigm at 510-265-9370.

Conference Call

The company will host a conference call and question and answer session at 11:00 am Eastern Time, 8:00 am Pacific Time today to discuss these financial results. Dial toll-free 1 (866) 406-3487 to access the conference call. International callers dial +1 (630) 691-2771. The event webcast can be found under the investor relations section of: www.aradigm.com. The webcast and audio replay of the conference call will be available following the call, which can be accessed on www.aradigm.com or by dialing toll-free 1 (877) 213-9653. International callers should dial +1 (630) 652-3041. The replay passcode is 7055890.

Aradigm is working to improve the quality of life for patients by developing aerosol-based drug delivery alternatives to injectable therapeutics. The company’s advanced pulmonary delivery

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Aradigm Corporation • 3929 Point Eden Way • Hayward, CA 94545 • 510.265.9000 • fax 510.265.0277

technologies provide leading pharmaceutical and biotechnology partners with effective drug delivery solutions. Aradigm’s technology uses liquid drug formulations that are similar to the injectable forms, which may minimize the potential for safety concerns when delivered by the pulmonary route. Current development programs focus on diabetes, pain management, and the pulmonary delivery of existing and emerging biotech therapeutics. Based in Hayward, California, Aradigm is currently developing products for diabetes management with Novo Nordisk A/S, the world leader in insulin and diabetes care, and for breakthrough and acute pain management with GlaxoSmithKline, a world leader in oncology therapy and supportive care. In addition, Aradigm has six other partner-funded programs including two gene therapy efforts targeting chronic lung diseases. More information about Aradigm can be found at www.aradigm.com. Investors may also request company information via email by directing inquiries to investor@aradigm.com.

Please note:

Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation’s Securities and Exchange Commission (SEC) Filings, including the company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

AERx is a registered trademark of Aradigm Corporation.

-Financial charts follow-

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Aradigm Corporation • 3929 Point Eden Way • Hayward, CA 94545 • 510.265.9000 • fax 510.265.0277

ARADIGM CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(IN $000’S, EXCEPT PER SHARE INFORMATION)

	THREE MONTHS ENDED
	MARCH 31,

	2003	2002

	(UNAUDITED)
CONTRACT REVENUES — FROM RELATED PARTIES	$7,569	$7,599
CONTRACT REVENUES — OTHER	121	519

TOTAL CONTRACT REVENUES	7,690	8,118

OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT	12,999	14,313
GENERAL AND ADMINISTRATIVE	2,669	2,458

TOTAL OPERATING EXPENSES	15,668	16,771

LOSS FROM OPERATIONS	(7,978)	(8,653)

OTHER INCOME (EXPENSE):
INTEREST INCOME	108	291
INTEREST EXPENSE AND OTHER	(56)	(166)

TOTAL OTHER INCOME (EXPENSE)	52	125

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	($7,926)	($8,528)

BASIC AND DILUTED LOSS PER SHARE APPLICABLE TO COMMON SHAREHOLDERS:	($0.22)	($0.29)

SHARES USED IN COMPUTING BASIC AND DILUTED LOSS PER SHARE	35,601	29,544

ARADIGM CORPORATION
CONDENSED BALANCE SHEETS
(IN $000’S)

	MARCH 31,	December 31,
	2003	2002

	(Unaudited)
ASSETS
CURRENT ASSETS:
CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS	$36,224	$29,890
RECEIVABLES	79	282
OTHER CURRENT ASSETS	1,877	1,593

TOTAL CURRENT ASSETS	38,180	31,765
PROPERTY AND EQUIPMENT, NET	62,921	63,233
NOTES RECEIVABLE FROM OFFICERS AND EMPLOYEES	315	169
LONG-TERM INVESTMENTS	—	1,553
OTHER ASSETS	404	409

TOTAL ASSETS	$101,820	$97,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
ACCOUNTS PAYABLE	$1,444	$1,951
ACCRUED CLINICAL AND COST OF OTHER STUDIES	287	291
ACCRUED COMPENSATION	2,975	2,195
DEFERRED REVENUE	9,627	10,682
OTHER ACCRUED LIABILITIES	662	407
CURRENT PORTION OF CAPITAL LEASE OBLIGATIONS	1,343	1,753

TOTAL CURRENT LIABILITIES	16,338	17,279
NONCURRENT PORTION OF DEFERRED REVENUE	5,656	6,170
NONCURRENT PORTION OF CAPITAL LEASE OBLIGATIONS	287	497
NONCURRENT PORTION OF DEFERRED RENT	1,162	1,108
REDEEMABLE CONVERTIBLE PREFERRED STOCK	30,665	30,665
SHAREHOLDERS’ EQUITY	47,712	41,410

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & SHAREHOLDERS’ EQUITY	$101,820	$97,129